As filed with the Securities and Exchange Commission on August 8, 2012
                                                     Registration No. 333-181606

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-1/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 MODERN PVC INC.
                 (Name of small business issuer in its charter)

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
           Nevada                                 1700                          EIN 99-0368969
(State or Other Jurisdiction of       (Primary Standard Industrial             (IRS Employer
Incorporation or Organization)           Classification Number)            Identification Number)

                          51-01 39th Avenue Unit HH-12
                                Queens, NY 11104
                                  773 782 6273
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              INCORP SERVICES, INC.
            2360 Corporate Circle Suite 400, Henderson NV 89074-7722
                    Tel: (702) 866-2500, Fax: (702) 866-2689
    (Address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all correspondence to:

                         David Lubin & Associates, PLLC
                                 10 Union Avenue
                                     Suite 5
                               Lynbrook, NY 11563
                    Tel: (516) 887-8200, Fax: (516) 887-8250

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X[

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer   [ ]                        Smaller Reporting Company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
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
===========================================================================================================
Title of Each Class                              Proposed Maximum       Proposed Maximum         Amount of
of Securities to be       Amount of Shares        Offering Price       Aggregate Offering      Registration
   Registered             to be Registered         per Share (1)             Price                  Fee
-----------------------------------------------------------------------------------------------------------
Common Stock                10,000,000               $ 0.01                $100,000              $ 11.46
===========================================================================================================
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(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _________, 2012

                                   PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 MODERN PVC INC.

                        10,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Modern PVC Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. We are making this offering without the involvement of underwriters or broker-dealers. The shares of our common stock to be sold by us will be sold on our behalf by our sole executive officer and director. Mr. Vadims Horosevskis will not receive any compensation or commission on the proceeds from the sale of our shares on our behalf, if any.

                   Offering Price                            Proceeds to Company
                     Per Share           Commissions            Before Expenses
                     ---------           -----------            ---------------
Common Stock          $ 0.01            Not Applicable             $100,000
Total                 $ 0.01            Not Applicable             $100,000


Modern PVC Inc. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Modern PVC INC. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.


THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 5 THROUGH 11 BEFORE BUYING ANY SHARES OF MODERN PVC INC.'S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED _________, 2012

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY                                                             3
RISK FACTORS                                                                   5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS                          11
USE OF PROCEEDS                                                               11
DETERMINATION OF OFFERING PRICE                                               12
DILUTION                                                                      12
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS                                                                13
DESCRIPTION OF BUSINESS                                                       17
EMPLOYEES AND EMPLOYMENT AGREEMENTS                                           19
LEGAL PROCEEDINGS                                                             20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                   20
EXECUTIVE COMPENSATION                                                        21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                22
PLAN OF DISTRIBUTION                                                          23
DESCRIPTION OF SECURITIES                                                     24
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION  FOR SECURITIES ACT
 LIABILITIES                                                                  25
LEGAL MATTERS                                                                 25
INTERESTS OF NAMED EXPERTS AND COUNSEL                                        25
EXPERTS                                                                       25
AVAILABLE INFORMATION                                                         25
FINANCIAL STATEMENTS                                                          26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                         26
INDEX TO THE FINANCIAL STATEMENTS                                            F-1


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "MODERN PVC INC." REFERS TO MODERN PVC INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                                 MODERN PVC INC.

We are a development stage company in the business of installation stretch ceiling and re-selling of stretch fabric membrane to wholesale customers. Being a development stage company, we have no revenues and have limited operating history. Modern PVC Inc. was incorporated in Nevada on July 14, 2011. Our principal executive office is located at 51-01 39th Avenue, Unit HH-12, Queens, NY 11104. Our phone number is (773) 782- 6273. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds").


Our company was formed to re-sell stretch fabric membrane. Stretch fabric membrane is using to create stretch ceiling. We are planning to re-sell stretch fabric membrane with installation this fabric at the customer's premises. Also we are planning to develop a dealer network to resell fabric membrane to them. Our target customers are owners of private homes and owners of business. Our main competitors are homebuilders, contractors and other distributors of stretch ceiling. We have developed our business plan, and entered into an agreement dated November 14, 2011, with European Home Development Inc. ("EHDI"). EHDI shall pay Modern PVC Inc. for all labor and materials the sum of $17 per square feet. EHDI agrees to provide work to Modern PVC Inc. at EHD property. Modern PVC shall furnish all labor and materials to install the PVC stretch ceiling on the EHD property. With reasonable cause, either Owner or Contractor may terminate this Agreement effective immediately by giving written notice of cause for termination. Reasonable cause includes: nonpayment of Contractor's compensation after 20 days written demand for payment. We have not commenced work on this project yet.

Also we have paid deposit for stretch ceiling PVC membrane the amount of $2000 on 08/02/2012.From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (July 14, 2011) through the year ended April 30, 2012, reports no revenues and a net loss of $3,344. Our independent registered public accounting firm has issued an audit opinion for Modern PVC Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


We anticipate that we will derive income from two main sources: income from installation stretch ceiling and from reselling fabric membrane. We do not anticipate earning revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:                   MODERN PVC INC.

Securities Being Offered:     10,000,000 shares of common stock

Price Per Share:              $0.01

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Duration of the Offering:     The offering shall terminate on the earlier of:
                              (i) the date when the sale of all 10,000,000 common shares is completed;
                              (ii) one year from the date of this prospectus; or
                              (iii) prior to one year at the sole determination
                                    of the board of directors.

Net Proceeds:                 $100,000

Securities Issued and
Outstanding:                  There are 4,000,000 shares of common stock issued
                              and outstanding as of the date of this prospectus, held solely by our President, Secretary, Vadims
                              Horosevskis

                              If we are successful at selling all the shares in this offering, we will have 14,000,000 shares issued and outstanding.

Registration Costs:           We estimate our total offering registration costs
                              to be approximately $10,000.

Risk Factors:                 See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION


The tables and information below are derived from our audited financial statements for the period from July 14, 2011 (Inception) to April 30, 2012.

                                                   April 30, 2012 ($)
                                                   ------------------
     FINANCIAL SUMMARY
     Cash and Deposits                                  3,856
     Total Assets                                       3,856
     Total Liabilities                                  3,749
     Total Stockholder's Equity                         3,856

                                                   Accumulated From
                                              July 14, 2011 (Inception) to
                                                   April 30, 2012 ($)
                                                   ------------------
     STATEMENT OF OPERATIONS
     Total Expenses                                     3,344
     Net Loss for the Period                           (3,344)
     Net Loss per Share                                  0.00

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                                  RISK FACTORS

In addition to the other information in this prospectus Modern PVC Inc. has identified a number of risk factors that the Company faces. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus.
An investment in our common stock involves a high degree of risk. If any of the following risks, or any other risks not described below because they are currently unknown to us or we currently deem such risks as immaterial, but they later become material, actually occurs, it is likely that our business, financial condition, and operating results could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION; OUR ABILITY TO CONTINUE IS DEPENDENT ON OUR ABILITY TO RAISE ADDITIONAL CAPITAL AND OUR OPERATIONS COULD BE CURTAILED IF WE ARE UNABLE TO OBTAIN REQUIRED ADDITIONAL FUNDING WHEN NEEDED.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period July 14, 2011 (date of inception) through April 30, 2012 we had a net loss of $3,344. As of April 30, 2012, the Company has not emerged from the development stage. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability.


OUR SHORT OPERATING HISTORY MAKES OUR BUSINESS DIFFICULT TO EVALUATE

We are a development stage company, with no significant history of operations. We were incorporated on July 14, 2011, and are a startup company with very little operating history or revenues. Our business is in the early stage of development and we have not generated any profit to date. Significant additional development and marketing of our business is necessary prior to our achieving significant revenues or profitability.

Accordingly, we have a limited operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in rapidly evolving markets such as ours. To address these risks, we must successfully implement our business plan and marketing strategies (See "Plan of Operation" herein). We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter. These potential uncertainties include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to having an inventory to sell, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

AS WE ARE A DEVELOPMENT STAGE COMPANY, OUR FAILURE TO SECURE ADDITIONAL FINANCING MAY AFFECT OUR ABILITY TO SURVIVE.

We will require additional financing in order to establish profitable operations such financing may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure needed additional financing will have a very serious effect on our ability to develop operations or maintain our business.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH WILL ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.


We currently have no customers to purchase any goods or services from us. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our product at prices which generate a profit.


GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS COULD ADVERSELY AFFECT OUR OPERATIONS.

We must obtain the approval of numerous governmental authorities regulating matters. We are also subject to local, state and federal statutes and rules regulating environmental matters, zoning, building design which could result in delays and cause us to incur substantial compliance costs.

Our ability to obtain necessary approvals and permits will be often beyond our control and could restrict and delay our operations, which could adversely affect our company financial condition.

FAILURE OF THIRD PARTIES TO MANUFACTURE QUALITY PRODUCTS OR PROVIDE RELIABLE SERVICES IN A TIMELY MANNER COULD CAUSE DELAYS IN THE DELIVERY OF OUR SERVICES AND COMPLETION OF OUR PROJECTS, WHICH COULD DAMAGE OUR REPUTATION, HAVE A NEGATIVE IMPACT ON OUR RELATIONSHIPS WITH OUR CUSTOMERS AND ADVERSELY AFFECT OUR GROWTH.

Our success depends on our ability to provide services and complete projects in a timely manner, which in part depends on the ability of third parties to provide us with timely and reliable services and PVC products, lighting and other complex components. In providing our services and completing our projects, we rely on products that meet our design specifications

The warranties provided by our third-party suppliers typically limit any direct harm we might experience as a result of our relying on their products and services. However, there can be no assurance that a supplier will be willing or able to fulfill its contractual obligations and make necessary repairs or replace equipment. In addition, these warranties generally expire within one to five years or may be of limited scope or provide limited remedies. If we are unable to avail ourselves of warranty protection, we may incur liability to our customers or additional costs related to the affected products and components, including replacement and installation costs, which could have a material adverse effect on our business, financial condition and operating results.

Moreover, any delays, malfunctions, inefficiencies or interruptions in these products or services -- even if covered by warranties -- could adversely affect the quality and performance of our solutions. This could cause us to experience difficulty retaining current customers and attracting new customers, and could harm our brand, reputation and growth. In addition, any significant interruption or delay by our suppliers in the manufacture or delivery of products or services on which we depend could require us to expend considerable time, effort and expense to establish alternate sources for such products and services.

WE ARE EXPOSED TO THE CREDIT RISK OF SOME OF OUR FUTURE CUSTOMERS.

Our revenue will be dependent to a large extent on the creditworthiness of our future customers. During periods of economic downturn in the global economy, our exposure to credit risks from our customers increase, and our efforts to monitor and mitigate the associated risks may not be effective in reducing our credit risks. In the event of non-payment by one or more of our customers, our business, financial condition and operating results could be adversely affected.

THE NATURE OF OUR BUSINESS EXPOSES US TO POTENTIAL LIABILITY CLAIMS AND CONTRACT DISPUTES WHICH MAY REDUCE OUR PROFITS.

Although we have not been party to any legal claims against us, we may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to our projects or other matters. If it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations.

OPERATING HAZARDS

A significant portion of the Company's business will consist of the assembly and installation of PVC ceiling. This process can cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental damage, and may result in suspension of operations of all or part of the facility being serviced. While the Company will maintain insurance coverage in the amounts and against the risks that it believes are in accordance with industry practice, no assurance can be given that this insurance will be adequate to cover all losses or liabilities the Company may incur in its operations or that the Company will be able to maintain insurance of the types or at levels it deems necessary or adequate or at rates it considers reasonable.

SHIPPING

We will rely on independent third-party transportation providers for substantially all of our merchandise shipments. We could be subject to increased shipping cost as well as the potential inability of our third-party transportation providers to deliver on a timely basis.
Our utilization of these delivery services for shipments is subject to risks, including increases in fuel prices, which would increase our shipping costs, labor strikes and inclement weather, which may impact a shipping company's ability to provide delivery services that adequately meet our shipping needs. If we change the shipping companies we use, we could face logistical difficulties that could adversely affect deliveries and we would incur costs and expend resources in connection with such change. Moreover, we may not be able to obtain terms as favorable as those received from our current third-party transportation providers which in turn would increase our costs.

CURRENCY RATE FLUCTUATIONS MAY HAVE A NEGATIVE EFFECT ON OUR PROFITABILITY.

We will endeavor to source our potential clients around the world, so we are likely to be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

COMPETITION

We are going to work in industry which is highly fragmented and competitive and is serving principally by small, owner-operated private companies. The Company will compete for sales with numerous companies in each of its markets. Certain of these smaller competitors have lower overhead cost structures and maybe able to provide their services at lower rates than the Company. There can be no assurance that the Company will not encounter increased competition from existing competitors or new market entrants that may be significantly larger and have greater financial and marketing resources. In addition, to the extent existing or future competitors seek to gain or retain market share by reducing prices, the Company may be required to lower its prices, which may adversely affect operating results.

GENERAL ECONOMIC CONDITIONS

The Company believes that our industry is sensitive to economic and competitive conditions, including national, regional and local slowdowns in construction, commercial, industrial and/or real estate activity. In addition, the Company's operating results may be adversely affected by increases in interest rates that may lead to a decline in economic activity. There can be no assurance that adverse or other economic or competitive conditions will not have a material adverse effect on the Company's operating results and financial condition.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Vadims Horosevskis, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

WE HAVE NO EMPLOYEES. OUR SOLE OFFICER AND DIRECTOR, VADIMS HOROSEVSKIS, IS AN INDEPENDENT CONTRACTOR TO US

Mr. Horosebskis currently devotes approximately 50% of his time, providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr..Horosevskis to our company could negatively impact our business development.


AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     - submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     - disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. We are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President Vadims Horosevskis, who will receive no commissions. He will offer the shares to friends, family members, and business associates. However, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Modern PVC Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $.001 per share, of which 4,000,000 shares are currently issued and outstanding. If we sell the 10,000,000 shares being offered in this offering, we would have 14,000,000 shares issued and outstanding. As discussed in the "Dilution" section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR SHAREHOLDERS HAVE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because none of our directors are independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

THE COSTS TO MEET OUR REPORTING AND OTHER REQUIREMENTS AS A PUBLIC COMPANY SUBJECT TO THE EXCHANGE ACT OF 1934 ARE SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO EXPAND OUR BUSINESS OR EVEN TO MEET ROUTINE BUSINESS OBLIGATIONS.

As a public entity subject to the reporting requirements of the Exchange Act of 1934, we incur ongoing expenses associated with professional fees for accounting, legal and SEC filings and compliance. We estimate that these costs will increase if our business volume and activity increases. As a result of such expenses, we may not have sufficient funds to grow our operations.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 50% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

                                  $25,000      $50,000      $75,000     $100,000
                                  -------      -------      -------     --------
Legal and professional fees       $10,000      $10,000      $10,000      $10,000
Net proceeds                      $15,000      $40,000      $65,000      $90,000
The net proceed will be used:
  Tools, equipment                $ 1,000      $ 2,000      $14,000      $14,000
  Marketing, advertising          $ 5,000      $10,000      $10,000      $12,000
  Establishing an office          $ 2,000      $ 2,000      $ 2,000      $ 2,000
  Sales person salary             $    --      $    --      $ 8,000      $ 8,000

  Inventory of stretch membrane   $ 4,000      $ 5,000      $10,000      $31,000
  Warehouse rent                  $    --      $18,000      $18,000      $18,000
  Transportation                  $ 3,000      $ 3,000      $ 3,000      $ 5,000

Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the business progress and development efforts, general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation for non-fixed costs include Management deciding to spend less of the allotment on product development and more on sales and marketing. Such changes to spending may occur due to seasonal variations in market demand for our products and services relative to when the funds are received.
Vadims Horosevskis, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company's inception on July 14, 2011. Vadims Horosevskis, our sole officer and director, paid $0.001 per share for the 4,000,000 common shares

Assuming completion of the offering, there will be up to 14,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level                 $100,000      $75,000      $50,000      $25,000
-------------                 --------      -------      -------      -------
Offering price                  $0.01        $0.01        $0.01        $0.01

Net tangible book               $0.001       $0.001       $0.001       $ .001
value per common
share before offering

Increase per common             $0.0065      $0.0060      $0.0051      $0.0035
share attributable to
investors

Pro forma net tangible          $0.0074      $0.0068      $0.0059      $0.0044
book value per common
share after offering

Dilution to investors           $0.0026      $0.0032      $0.0041      $0.0056

Dilution as a percentage             26%          32%          41%          56%
of offering price

Based on 4,000,000 common shares outstanding as of January 31, 2012 and total stockholder's equity of $3451 utilizing audited January 31, 2012 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.01 per common share.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

PLAN OF OPERATION

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to run our operations but we cannot guarantee this. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We plan to implement our business plan based on when funds become available. We do not intend to hire employees during the first year. Our sole officer and director will handle our administrative duties. Based on availability of funds, our proposed 12 month business plan will consists of the following specific milestones:

SET UP OFFICE, PRINT ADVERTISING MATERILALS
Period: 1st -2nd months
The steps in this milestone are as follows:
1)   Establish our office.
2) Print advertising materials such as color brochure describing stretch ceiling and advantage of using our company for installation of stretch ceiling.
3)   Purchase tools.
4)   Start to install stretch ceiling.
Minimum expenses: Computer (laptop): $1,000, office table and chairs: $1,000. Printing of brochures: $1,000.Tools: $1,000. Total: $4,000.

DISTRIBUTE PROMOTIONAL MATERIAL, DEVELOP WEBSITE
Period: 3rd - 4th months
The steps in this milestone are as follows:
1) Hire an independent contractor to develop our website. Our website will be used to show different styles and colors of stretch ceilings and prices. Potential customers will see pictures of examples where and how stretch ceiling could be used.
2) Distribute printed materials at New York area constructions and renovations companies aiming to execute agreements with construction and renovations companies for use of our product and services.
3)   Search Engine Optimizer:
Hire contractor for following tasks: Add search engine optimized content to our website profile to increase page rank, and traffic by making content relevant, well written, and making good use of keywords and key phrases. This service will cost approximately $500 monthly.
4)   Purchase minivan for transportation needs. (Dodge Caravan or similar).
5) Start search for potential European supplier of PVC membrane. Also we will start to look for wholesale purchasers of membrane.
Minimum expenses: Developing of web site $1,000, hosting, $100 per year Newspaper advertising $2900. Minivan $5,000. Total: $9,500.

HIRE ONE SALES /PROMOTER PERSON
Period: 5th-6th month
The steps in this milestone are as follows:
1) Hire one sales/promoter person to help us deal with customer service and promote ours services. Sales person will earn 10% commission from sales.
2) Locate warehouse space to store popular colors and finishes. This will be convenient for our customers and dealers because they do not have to wait for delivery from Europe. This warehouse will also be used for our own stretch ceiling production. We are going to place High Frequency Plastic Welding Machine there. According to the manufacturer of welding machine this place has to meet following requirements: 1) size: minimum 15 feet wide and 50 feet long; 1) Premises must be dry, with good air circulation;
     3) Floor must be painted with 3 layers of paint.
3)   Purchase membrane most popular colors and finishes to keep at our warehouse.
Minimum expenses: Warehouse rent $3,000 monthly. Warehouse equipment and preparing warehouse for work $4000. Stretch ceiling inventory $25,000. Total $32,000

OPEN LINE OF STRETCH CEILING PRODUCTION AND WHOLESALE.
Period: 7th-8th month
The steps in this milestone are as follows:
Purchase High Frequency Plastic Welding Machine from Taiwanese manufacturer (www.weldech), which has agreed to sell to us their High Frequency Plastic Welding Machine for $8,000 with delivery to New York port.
Start manufacturing of PVC stretch membrane; the following three steps are involved:
i) Purchasing raw materials: (PVC membrane in rolls) from European manufacturers.
ii)  Measuring and cutting each order as specified by customer.
iii) Welding pieces at special High Frequency Plastic Welding Machine.

Our plan is to start selling our product to wholesale buyers at this time. Minimum expenses: High Frequency Plastic Welding Machine $8,000.

HIRE SERVICE PERSON
Period: 9th-10th month
1)   Hire one service person to assist with installation of stretch ceiling.
2) Purchase special computer software which will make drawings of specific measurements ordered by customers. This software will be distributed to our dealers and will be used to accept orders.
Minimum expenses: Service person salary $2,000 monthly, developing of software:
$1,000.

START TO BUILD DEALERS NETWORK
11th-12th month
1) Execute agreement with distributors and independent installers. We will provide: complete information support, consulting, software for measuring and calculation of ceiling, convenient shipping, and fast delivery.
2)   Advertise in New York area newspapers and radio.
3)   Purchase additional stretch ceiling inventory.
Minimum expenses: Advertising $3,000, Inventory $16,000.

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

RESULTS OF OPERATIONS


FROM INCEPTION ON JULY 14, 2011 TO APRIL 30,2012


During the period we incorporated the company, prepared a business plan and executed an Agreement with European Home Development Inc. ("EHDI"). Pursuant to this agreement, we will furnish the material and install to install PVC stretch ceiling on the property of EHDI. Within 30 days of us sending them an invoice, which we intend to do upon completion, EHDI shall pay us for all labor and materials at the sum of $17 per square feet.


Our loss since inception is3,344 for filing costs related to the incorporation of the Company. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.


We have generated no revenue since inception due to the fact that we are a development stage company and have not yet made any installation or re-selling of stretch ceiling our products.

Since inception, we have sold 4,000,000 shares of common stock to our sole officer and director for net proceeds of $4,000.

LIQUIDITY AND CAPITAL RESOURCES


As of April 30, 2012 the Company had $ 3,856 cash and our liabilities were $3,749, comprising $ 3,749 owed to Vadims Horosevskis, our sole officer and director.


Since inception, we have sold 4,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $4,000.

To meet a part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US
GAAP) applicable to development stage companies

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

GENERAL

We were incorporated in the State of Nevada on July 14, 2011. We are in the business of installation stretch ceiling and re-selling of stretch fabric membrane. We plan to purchase inventory of stretch PVC fabric membrane directly from manufacturers and re-sell them to private and commercial buyers. We plan to develop a website that will display a variety of stretch PVC fabric membranes and describe where customers can use that membrane and our installation prices. We have not generated any revenues and the only operation we have engaged in to date is executing a subcontractor agreement with European Home Development Inc.

Our principal office address is located at 51-01 39th Avenue Unit HH-12, Queens, NY 11104. Our telephone number is (773) 782-6273. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have not earned any revenue to date

PRODUCT

Stretch Ceiling is a suspended ceiling system consisting of two basic components
- a perimeter track and lightweight fabric membrane made from PVC which stretches and clips into the track. In addition to ceilings the system can be used for wall coverings, light diffusers, floating panels, exhibitions and creative shapes. Advantage of installing stretch ceiling: Blends with traditional and modern decor, can be installed quickly; is leak proof, water proof & stain resistant; is durable, and don't crack or peel. Additionally:

     1.   Meets fire regulations
     2.   easy to clean
     3.   Performs well in humid environments
     4.   lightweight
     5.   Resists bacteria and mold growth
     6.   Improve thermal & sound insulation
     7.   Emits no odor or fumes
     8.   Requires no special cleaning techniques

Fabric is made from Polyvinyl Chloride, commonly abbreviated PVC, is a thermoplastic polymer. PVC is widely used in construction because it is cheap, durable, and easy to assemble. PVC production is expected to exceed 40 million tons by 2016 (en.wikipedia.org). The material comes in a vast array of Colors and Finishes including Matt, Satin, Lacquer (mirror like), Metallic, Perforated, and Translucent for lighting diffusers, backlighting & projection. The material can be printed or painted for additional effects, is entirely waterproof, washable and impermeable to vapors. The Material is maintenance free, non-corrosive, hygienic, non-toxic and non-flammable. Track is typically the aluminum or pvc semi-concealed track is the preferred choice for most architects and designers, enabling curves, domes, vaults and many other shapes to be formed with ease. Installing stretch ceiling is relatively quick and simple for trained installers. To install a stretch ceiling, a wall-rail is mounted around the perimeter of the room, on either flat or curved surfaces. There's no need for interior tracks or supports. Rails are available in a variety of styles, and can be either visible or fully concealed. Once the rail is installed, custom-cut film stretched into place, starting with the corners. Its semi-rigid edge is fitted into the wall rail, securing the film without intermediate supports. Lighting fixtures, alarms, sprinklers and ventilation equipment can all be accommodated. Installing the system in a typical room or small office takes about two to four hours, depending on the complexity of the room.

The versatility of the stretch ceiling system makes it suitable for use in a wide range of environments.

RESIDENTIAL

Stretch Ceilings are also able to achieve similar appearance as conventional ceilings within the home whileproviding many additional benefits such as approximately 81% light reflection and improved acoustics. The product is extremely quick to install as panel sizes can be fabricated up to 50 sq. meters and being a finished product which will require no further decoration.

Any type of light fitting or aperture can be accommodated within the Stretch Ceiling material, such as speakers, grilles, extractor fans and sensors. The material is also resistant to moisture making it ideal for bathroom areas, kitchens, steam rooms and swimming pools, whilst also being water impermeable and will therefore act as a containment membrane in the event of a water leak.

COMMERCIAL

With superb range of colors and ability to form shapes, Stretch Ceilings allow to create exceptional feature ceilings as well as conventional flat designs. Suitable for all types of applications including Offices, Retail Outlets, Bars, Restaurants, Leisure Centres,, Galleries, Theatres, Museums, Churches, Shopping centres and many more.

AGREEMENT WITH EUROPEAN HOME DEVELOPMENT INC.

Modern PVC Inc. has executed an agreement with European Home Development Inc. European Home Development Inc will use time to time Modern PVC Inc as independent contractor for installing stretch ceiling in European Home Development Inc constructed property. European Home Development Inc is independent construction company which is in the business of constructing residential and commercial property. During the period we incorporated the company, prepared a business plan and executed an Agreement with European Home Development Inc. ("EHDI") Agreements are filed as exhibits to this registration statement, the main terms are:

     1. Contractor shall furnish all labor and materials to install the PVC stretch ceiling on the Owner property.

     2. Owner shall pay Contractor for all labor and materials the sum of $17 per square feet. Upon completing Contractor's services under this Agreement, Contractor shall submit an invoice. Owner shall pay Contractor within 30 days from the date of Contractor's invoice.
     3. Time of Completion The work to be performed under this Agreement shall commence on time to time basis and as needed by Owner.
     4. Contractor warrants that all work shall be completed in a good workmanlike manner and in compliance with all building codes and other applicable laws.
     5. Contractor is an independent contractor, not Owner's employee. Contractor's employees or subcontractors are not Owner's employees. Contractor has the right to perform services for others during the term of this Agreement.
     6. With reasonable cause, either Owner or Contractor may terminate this Agreement effective immediately by giving written notice of cause for termination. Reasonable cause includes: nonpayment of Contractor's compensation after 20 days written demand for payment. Contractor shall be entitled to full payment for services performed prior to the effective date of termination.
     7. If a dispute arises under this Agreement, any party may take the matter to court. If any court action is necessary to enforce this Agreement, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses in addition to any other relief to which he or she may be entitled. The work to be performed under this Agreement shall commence on time to time basis and as needed by Owner.

MARKETING OUR SERVICES

We intend to rely on our sole officer and director, Vadims Horosevskis to market our services and products. Majority of advertising will be done through our website. When we have the resources, we intend to hire an outside web designer to assist us in designing and building our website.

COMPETITION

There are few barriers of entry in the stretch ceiling business and level of competition is extremely high. There are many domestic small and large sized businesses. We will be in direct competition with them. Many large companies have greater financial capabilities than us and will be able to provide more favorable terms to the customers. Many of these companies may have a greater, more established customer base than us. We mya lose business to such companies. Also, many of these companies will be able to afford to offer greater price discounts than us which may also cause us to lose business. In addition, we will be competing with unlicensed installers, who can sell their services with relative cheap prices.

          EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees. Vadims Horosevskis, our sole officer and director, in a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

OFFICES

Our business office is located at 51-01 39th Avenue Unit HH-12, Queens, NY 11104. This is the office provided by our Sole Officer and Director, Vadims Horosevskis. Our telephone number is (773) 782-6273. We do not pay any rent to Mr.Vadims Horosevskis and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office site.

GOVERNMENT REGULATION

Many aspects of the Company's operations are subject to various federal, state and local laws and regulations, including, among others, (i) permitting and licensing requirements applicable to service technicians in their respective trades, (ii) building and electrical codes and zoning ordinances, (iii) laws and regulations relating to consumer protection, including laws and regulations governing service contracts for residential services, and (iv) laws and regulations relating to worker safety and protection of the environment.

The Company believes it will get required permits and licenses to conduct its operations. Failure of the Company to comply with the applicable regulations could result in substantial fines or revocation of the Company's operating permits. We are going to operate in New York City area. New York City businesses must comply with all relevant federal, state, and City laws and rules. To operate in NYC we must have for Home Improvement Contractor license. Also we must have a Home Improvement Salesperson license to solicit, negotiate, or offer to negotiate a home improvement contract with a property owner in NYC.

                               LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to a President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against the Company.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth as of May 10, 2012, the names, positions and ages of our current executive officers and directors:

Name and Address of Executive
   Officer and/or Director          Age                   Position
   -----------------------          ---                   --------
Vadims Horosevskis                  40       President, Secretary, Treasurer and
51-01 39th Avenue Unit HH-12                 Director
Queens , NY 11104

The following is a brief description of the business experience of our executive officers, director and significant employees:

Vadims Horosevskis has acted as our President, Secretary, Treasurer and sole Director since our incorporation on July 14, 2011.Mr. Horosevskis has more than 8 year of construction and home improvement related experience. From January 2012 to present Vadims Horosevskis devoted his time to researching PVC membrane installation industry. He researched information in books and on internet. He also traveled to different European country to study business there. From April 2009 till present, Mr.Horosevskis has been owner of "US Locks and Safe", a private company in Chicago IL. From 2005- 2009 Mr. Horosevskis has worked at Stockholm, Sweden as an independent builder contractor. His responsibilities were managing and supervising various constrictions projects.

Our director was selected based on above mentioned experience in construction and home improvement industry as well as an established network of business contacts.

Our president will be devoting approximately 50% of his business time to our operations. Once we expand operations, and are able to attract more customers to purchase our product, Vadims Horosevskis has agreed to commit more time as required. Because Vadims Horosevskis will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member,Vadims Horosevskis, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES


We have no employees. Our sole officer and director, Vadims Horosevskis, is an independent contractor to us and currently devotes approximately twenty hours per week to company matters. We decided to hire Mr. Horesevskis as an independent contractor because this form of employment allows for greater flexibility. It also avoids the issues of benefits, deductions and employment insurance. After receiving funding pursuant to our business plan Mr.Horosevskis intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the company.


                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION


The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the "Named Executive Officers") from inception on July 14, 2011 until April 30, 2012:


SUMMARY COMPENSATION TABLE


                                                                  Non-Equity      Nonqualified
 Name and                                                         Incentive         Deferred
 Principal                                  Stock      Option        Plan         Compensation     All Other
 Position       Year  Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)   Compensation($)  Totals($)
 --------       ----  ---------  --------  ---------  ---------  ---------------   -----------   ---------------  ---------
Vadims        July 4,    -0-        -0-       -0-        -0-           -0-             -0-             -0-            -0-
Horosevskis,  2011 to
President,    April 30,
Treasurer     2012
and Secretary

There are no current employment agreements between the company and its officers.

Mr.Horosevskis currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of April 30, 2012:

                   Fees                              Non-Equity      Nonqualified
                  Earned                             Incentive         Deferred
                 Paid in      Stock      Option        Plan          Compensation      All Other
    Name         Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----         -------     ---------  ---------  ---------------    -----------    ---------------   --------
Vadims             -0-          -0-        -0-           -0-              -0-              -0-            -0-
Horosevskis

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Vadims Horosevskis will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On October 14, 2011, we issued a total of 4,000,000 shares of restricted common stock to Vadims Horosevskis, our sole officer and director in consideration of $4,000.

Mr. Horosevskis will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Horosevskis. Mr. Horosevskis will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Horosevskis does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Horosevskis or the repayment of the funds to Mr. Horosevskis. The entire transaction was oral.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 10, 2012 by: (i) each person (including any group)known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of          Name and Address of      Amount and Nature of
 Class             Beneficial Owner        Beneficial Ownership (1)  Percentage
 -----             ----------------        --------------------      ----------
Common Stock       Vadims Horosevskis         4,000,000 shares           100%
                   51-01 39th Avenue          of common stock
                   Unit HH-12                 (direct)
                   Queens, NY 11104

----------
(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 12, 2012. As of May 12, 2012, there were 4,000,000 shares of our common stock issued and outstanding.

                              PLAN OF DISTRIBUTION

We are registering 4,000,000 shares of our common stock for sale at the price of $0.01 per share.

This offering is being made by us without the use of outside underwriters or broker-dealers. The shares of common stock to be sold by us will be sold on our behalf by Mr. Vadims Horosevskis, our executive officer and director. He officer will not receive commissions, proceeds or other compensation from the sale of any shares on our behalf.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

PENNY STOCK REGULATIONS

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Modern PVC Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorized us to issue and preferred stock. As of May 12, 2012, there were 4,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our company

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                     EXPERTS

Thomas J Harris, CPA, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Thomas J Harris, CPA, has presented its report with respect to our audited financial statements.

                                  LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these Thomas J Harris, CPA documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                              FINANCIAL STATEMENTS


The financial statements of MODERN PVC INC. for the period ended April 30, 2012, and related notes, included in this prospectus have been audited by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                                 MODERN PVC INC.

                          INDEX TO FINANCIAL STATEMENTS

Financial Statements

Balance Sheet as of April 30, 2012 (unaudited) and January 31, 2012          F-2

Statement of Operations (unaudited) for the period of three months ended April 30, 2012 and from July 12, 2011 (Date of Inception) to
April 30, 2012                                                               F-3

Statement of Stockholders' Equity as of April 30, 2012 (unaudited)           F-4

Statement of Cash Flows (unaudited) for the period of three months ended April 30, 2012 and from July 12, 2011 (Date of Inception)
to April 30, 2012                                                            F-5

Notes to the Financial Statements                                            F-6

                                 MODERN PVC INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 BALANCE SHEETS AS OF APRIL 30, 2012 (unaudited)
                           AND AS OF JANUARY 31, 2012

                                                                   April 30, 2012       January 31, 2012
                                                                   --------------       ----------------
                                                                     (unaudited)
                                     ASSETS

Current Assets
  Cash and cash equivalents                                           $  3,856              $  4,200
                                                                      --------              --------

Total Assets                                                          $  3,856              $  4,200
                                                                      ========              ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Loan from director                                                  $  3,749              $    749
                                                                      --------              --------

Total Liabilities                                                        3,749                   749
                                                                      --------              --------
Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   4,000,000 shares issued and outstanding                               4,000                 4,000
  Additional paid in capital                                                 0                     0
  Retained Earnings                                                       (549)                    0
  Deficit accumulated during the development stage                      (3,344)                 (549)
                                                                      --------              --------
Total Stockholders' Equity                                                 107                 3,451
                                                                      --------              --------

Total Liabilities and Stockholders' Equity                            $  3,856              $  4,200
                                                                      ========              ========


                 See accompanying notes to financial statements.

                                 MODERN PVC INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF OPERATIONS (unaudited)
                   FOR THE THREE MONTHS ENDED APRIL 30, 2012;
         FOR THE PERIOD FROM JULY 12, 2011 (INCEPTION) TO APRIL 30, 2012

                                                                         For the period from
                                                  For the three             July 12, 2011
                                                   months ended            (Inception) to
                                                  April 30, 2012           April 30, 2012
                                                  --------------           --------------
REVENUES                                            $        0               $        0
                                                    ----------               ----------
OPERATING EXPENSES
  Professional fees                                      3,250                    3,250
  Bank fees                                                 94                       94
  Business Licenses and Permits                              0                      549
  General and administrative expenses                        0                        0
                                                    ----------               ----------

TOTAL OPERATING EXPENSES                                 3,344                    3,893
                                                    ----------               ----------

NET LOSS FROM OPERATIONS                                (3,344)                  (3,893)

PROVISION FOR INCOME TAXES                                   0                        0
                                                    ----------               ----------

NET LOSS                                            $   (3,344)              $   (3,893)
                                                    ==========               ==========

NET LOSS PER SHARE: BASIC AND DILUTED               $    (0.00)
                                                    ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
BASIC AND DILUTED                                    4,000,000
                                                    ==========


                 See accompanying notes to financial statements.

                                 MODERN PVC INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF STOCKHOLDERS' EQUITY (unaudited)
         FOR THE PERIOD FROM JULY 12, 2011 (INCEPTION) TO APRIL 30, 2012

                                                                            Deficit
                                                                          Accumulated
                                     Common Stock         Additional       during the         Total
                                  -------------------      Paid-in        Development     Stockholders'
                                  Shares       Amount      Capital           Stage           Equity
                                  ------       ------      -------           -----           ------
Inception, July 12, 2011               --     $    --      $    --          $    --         $    --

Shares issued for cash at
 $0.001 per share               4,000,000       4,000           --               --           4,000

Net loss for the year ended
 January 31, 2012                      --          --           --             (549)           (549)
                                ---------     -------      -------          -------         -------

Balance, January 31, 2012       4,000,000       4,000           --             (549)          3,451

Net loss for the three months
 ended April 30, 2012                  --          --           --           (3,344)         (3,344)
                                ---------     -------      -------          -------         -------

Balance, April 30, 2012         4,000,000     $ 4,000      $    --          $(3,893)        $   107
                                =========     =======      =======          =======         =======


                 See accompanying notes to financial statements.

                                 MODERN PVC INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF CASH FLOWS (unaudited)
                    FOR THE THREE MONTHS ENDED APRIL 30, 2012
         FOR THE PERIOD FROM JULY 12, 2012 (INCEPTION) TO APRIL 30, 2012

                                                                         For the period from
                                                  For the three             July 12, 2011
                                                   months ended            (Inception) to
                                                  April 30, 2012           April 30, 2012
                                                  --------------           --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                            $ (3,344)                $ (3,893)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
  Changes in assets and liabilities:
    Increase (decrease) in accrued expenses                 0                        0
                                                     --------                 --------
CASH FLOWS USED IN OPERATING ACTIVITIES                (3,344)                  (3,893)
                                                     --------                 --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                        0                    4,000
  Loans from shareholder                                3,000                    3,749
                                                     --------                 --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES             3,000                    7,749
                                                     --------                 --------

NET INCREASE (DECREASE) IN CASH                          (344)                   3,856
Cash, beginning of period                               4,200                       --
                                                     --------                 --------

CASH, END OF PERIOD                                  $  3,856                 $  3,856
                                                     ========                 ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                      $      0                 $      0
                                                     ========                 ========
  Income taxes paid                                  $      0                 $      0
                                                     ========                 ========


                 See accompanying notes to financial statements

                                 MODERN PVC INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2012

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Modern PVC Inc. was incorporated under the laws of the State of Nevada on July 12, 2011. We are a development stage company in the business of installation stretch ceiling and re-selling of stretch fabric membrane to wholesale customers. Our plan is to purchase stretch fabric membrane from trusted supplier and install this fabric to the private person's homes or businesses. Also, we are planning to develop our dealer network to resell fabric membrane.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a January 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $3,856 of cash as of April 30, 2012.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

                                 MODERN PVC INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2012

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2012.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Modern PVC Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - LOAN FROM DIRECTOR

On July 12, 2011, director loaned $224 to Incorporate the Company.

On July 25, 2011, director loaned the Company $325 to purchase business license and file initial list with Nevada Secretary of State.

On September 12, 2011, director loaned $200 to open bank account.

On February 29, 2012, director loaned $3,000 to the Company. The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $3,749 as of April 30, 2012 and $749 as of January 31, 2012.

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On October 14, 2011, the Company issued 4,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of April 30, 2012 January 31, 2012.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

                                 MODERN PVC INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2012

NOTE 6 - INCOME TAXES

As of April 30, 2012, the Company had net operating loss carry forwards of approximately $3,344 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                  April 30, 2012
                                                                  --------------

Federal income tax benefit attributable to:
  Current Operations                                                 $  1,137
  Less: valuation allowance                                            (1,137)
                                                                     --------
Net provision for Federal income taxes                               $      0
                                                                     ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                  April 30, 2012
                                                                  --------------
Deferred tax asset attributable to:
  Net operating loss carryover                                       $  1,137
  Less: valuation allowance                                            (1,137)
                                                                     --------
Net deferred tax asset                                               $      0
                                                                     ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $3,344 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of April 30, 2012. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to April 30, 2012 to May 7, 2012, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                 MODERN PVC INC.

                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                     F-10

Balance Sheet as of January 31, 2012                                        F-11

Statement of Operations for the period from July 12, 2011
(Date of Inception) to January 31, 2012                                     F-12

Statement of Stockholders' Equity as of January 31, 2012                    F-13

Statement of Cash Flows for the period from July 12, 2011
(Date of Inception) to January 31, 2012                                     F-14

Notes to the Financial Statements                                           F-15

                                THOMAS J. HARRIS
                           CERTIFIED PUBLIC ACCOUNTANT
                          3901 STONE WAY N., SUITE 202
                                SEATTLE, WA 98103
                                  206.547.6050


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Modern PVC Inc.
Bellevue, WA

We have audited the balance sheets of Modern PVC Inc. a development stage company, as at January 31, 2012, the statements of operations, stockholders' deficiency and cash flows for the period then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Modern PVC Inc. a development stage company, as of January 31, 2012 and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2, the company's significant operating losses, working capital deficiency and need for new capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Thomas J Harris
-------------------------------
Thomas J Harris, CPA
May 10, 2012

                                 MODERN PVC INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF JANUARY 31, 2012


                                                                     January 31,
                                                                        2012
                                                                      --------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                           $  4,200
                                                                      --------

Total Assets                                                          $  4,200
                                                                      ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Accrued expenses                                                    $      0
  Loan from director                                                       749
                                                                      --------

Total Liabilities                                                          749
                                                                      --------

Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   4,000,000 shares issued and outstanding                               4,000
  Additional paid in capital                                                 0
  Deficit accumulated during the development stage                        (549)
                                                                      --------
Total Stockholders' Equity                                               3,451
                                                                      --------

Total Liabilities and Stockholders' Equity                            $  4,200
                                                                      ========


                 See accompanying notes to financial statements.

                                 MODERN PVC INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM JULY 12, 2011 (INCEPTION) TO JANUARY 31, 2012


                                                             For the period from
                                                                 July 12, 2011
                                                                (Inception) to
                                                                  January 31,
                                                                     2012
                                                                  ----------

REVENUES                                                          $        0
                                                                  ----------
OPERATING EXPENSES
  Business License and Permits                                           549
  Bank fees                                                                0
  General and administrative expenses                                      0
                                                                  ----------

TOTAL OPERATING EXPENSES                                                 549
                                                                  ----------

NET LOSS FROM OPERATIONS                                                (549)

PROVISION FOR INCOME TAXES                                                 0
                                                                  ----------

NET LOSS                                                          $     (549)
                                                                  ==========

NET LOSS PER SHARE: BASIC AND DILUTED                             $    (0.00)
                                                                  ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                 4,000,000
                                                                  ==========

                 See accompanying notes to financial statements.

                                 MODERN PVC INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
        FOR THE PERIOD FROM JULY 12, 2011 (INCEPTION) TO JANUARY 31, 2012

                                                                            Deficit
                                                                          Accumulated
                                     Common Stock         Additional       during the         Total
                                  -------------------      Paid-in        Development     Stockholders'
                                  Shares       Amount      Capital           Stage           Equity
                                  ------       ------      -------           -----           ------
Inception, July 12, 2011               --     $    --      $    --          $    --         $    --

Shares issued for cash at
 $0.001 per share               4,000,000       4,000           --               --           4,000

Net loss for the year ended
 January 31, 2012                      --          --           --             (549)           (549)
                                ---------     -------      -------          -------         -------

Balance, January 31, 2012       4,000,000     $ 4,000      $    --          $  (549)        $ 3,451
                                =========     =======      =======          =======         =======


                 See accompanying notes to financial statements.

                                 MODERN PVC INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM JULY 12, 2011 (INCEPTION) TO JANUARY 31, 2012


                                                             For the period from
                                                                 July 12, 2011
                                                                (Inception) to
                                                                  January 31,
                                                                     2012
                                                                   --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                          $   (549)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
  Changes in assets and liabilities:
    Increase (decrease) in accrued expenses                               0
                                                                   --------
CASH FLOWS USED IN OPERATING ACTIVITIES                                (549)
                                                                   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                  4,000
  Loans from director                                                   749
                                                                   --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                           4,749
                                                                   --------

NET INCREASE IN CASH                                                  4,200
Cash, beginning of period                                                 0
                                                                   --------

CASH, END OF PERIOD                                                $  4,200
                                                                   ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                    $      0
                                                                   ========
  Income taxes paid                                                $      0
                                                                   ========


                 See accompanying notes to financial statements.

                                 MODERN PVC INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 31, 2012

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Modern PVC Inc. was incorporated under the laws of the State of Nevada on July 14, 2011. We are a development stage company in the business of installation stretch ceiling and re-selling of stretch fabric membrane to wholesale customers. Our plan is to purchase stretch fabric membrane from trusted supplier and install this fabric to the private person's homes or businesses. Also, we are planning to develop our dealer network to resell fabric membrane.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a January 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $4,200 of cash as of January 31, 2012.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

                                 MODERN PVC INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 31, 2012

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2012.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Modern PVC Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - LOAN FROM DIRECTOR

On July 12, 2011, director loaned $224 to Incorporate the Company.

On July 25, 2011, director loaned the Company $325 to purchase business license and file initial list with Nevada Secretary of State. On September 12, 2011, director loaned $200 to open bank account.

The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $749 as of January 31, 2012.

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On October 14, 2011, the Company issued 4,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of January 31, 2012.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

                                 MODERN PVC INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 31, 2012

NOTE 6 - INCOME TAXES

As of January 31, 2012, the Company had net operating loss carry forwards of approximately $549 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                January 31, 2012
                                                                ----------------

Federal income tax benefit attributable to:
  Current Operations                                                $    187
  Less: valuation allowance                                             (187)
                                                                    --------
Net provision for Federal income taxes                              $      0
                                                                    ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                January 31, 2012
                                                                ----------------
Deferred tax asset attributable to:
  Net operating loss carryover                                      $    187
  Less: valuation allowance                                             (187)
                                                                    --------
Net deferred tax asset                                              $      0
                                                                    ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $549 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of January 31, 2012. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 31, 2012 to May 23, 2012, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                            [Back Page of Prospectus]

                                   PROSPECTUS

                        10,000,000 SHARES OF COMMON STOCK

                                 MODERN PVC INC.


                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 2012, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

      SEC Registration Fee                              $    11.46
      Printing Expenses                                 $    88.54
      Accounting Fees and Expenses                      $   600.00
      Auditor Fees and Expenses                         $ 3,500.00
      Legal Fees and Expenses                           $ 3,000.00
      Transfer Agent Fees                               $ 2,300.00
                                                        ----------
      TOTAL                                             $10,000.00
                                                        ==========
----------
(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On October 14, 2011, MODERN PVC INC. offered and sold 4,000,000 share of common stock to our sole officer and director, Vadims Horosevskis, for a purchase price of $0.001 per share, for aggregate offering proceeds of $4,000. MODERN PVC INC. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities an no general solicitations were made to any person.

ITEM 16. EXHIBITS


Exhibit
Number                        Description of Exhibit
------                        ----------------------
3.1       Articles of Incorporation of the Registrant *
3.2       Bylaws of the Registrant *
5.1       Opinion of David Lubin & Associates, PLLC *
10.1 Agreement dated November 14, 2011by and between the MODERN PVC INC. and European Home Development Inc. LLC *
23.1      Consent of David Lubin & Associates, PLLC (contained in exhibit 5.1) *
23.2      Consent of Thomas J Harris, CPA

----------
* Filed previously


ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in New York, NY on August 8, 2012.


                                      MODERN PVC INC.


                                      By: /s/ Vadims Horosevskis
                                         ---------------------------------------
                                      Name:  Vadims Horosevskis
                                      Title: President
                                             (Principal Executive, Financial and
                                             Accounting Officer)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vadims Horosevskis, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of MODERN PVC INC., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


     Signature                              Title                      Date
     ---------                              -----                      ----


/s/ Vadims Horosevskis         President, Treasurer, Secretary,   August 8, 2012
----------------------------   Director and Principal Accounting
Vadims Horosevskis             Officer

                                  EXHIBIT INDEX


Exhibit
Number                        Description of Exhibit
------                        ----------------------
3.1       Articles of Incorporation of the Registrant *
3.2       Bylaws of the Registrant *
5.1       Opinion of David Lubin & Associates, PLLC *
10.1 Agreement dated November 14, 2011by and between the MODERN PVC INC. and European Home Development Inc. LLC *
23.1      Consent of David Lubin & Associates, PLLC (contained in exhibit 5.1) *
23.2      Consent of Thomas J Harris, CPA

----------
* Filed previously